Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2010, with respect to the financial statements and supplemental schedule of Johnson Outdoors Retirement and Savings Plan on Form 11-K for the years ended December 31, 2009 and 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Johnson Outdoors, Inc. on Form S-8 (File No. 033-61285, effective July 25, 1995).

/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
June 23, 2010